Exhibit 10.1

FIRST AMENDMENT TO LEASE

BETWEEN

SCOTTSDALE COMMERCE CENTER, LLC, [“Landlord”]

AND

FIRST RESPONDER PRODUCTS, INC. [“Tenant”]

1.

Effective Date: This First Amendment to a Lease (First Amendment) is dated to be effective as of September 1, 2007 [Effective Date].

2.

Parties: Parties to this First Amendment are:

2.1

SCOTTSDALE COMMERCE CENTER, LLC (“Landlord”)

2.2

FIRST RESPONDER PRODUCTS, INC. (“Tenant”)

3.

Definitions: All capitalized terms used in this First Amendment which are not otherwise defined in this First Amendment shall have the same definition as ascribed to such term as set forth in the Lease [as defined below].

4.

Recitals:

4.1

The Tenant and Landlord entered into a Lease dated May 18, 2007 for Suite #C-4 comprising 2,637 SF at 15455 N. Greenway-Hayden Loop, Scottsdale, AZ 85260.

4.2

Whereas the Tenant is desirous of expanding said premises by leasing Suite #C-12, comprising 1,924 SF.

4.3

Therefore, the Tenant and Landlord, to facilitate said expansion, hereby agree to amend said Lease as follows:

5.

Agreements:

5.1

In Article One, - Premises – shall now comprise

Suite #C-4 – 2,637 SF – Office & Warehouse.

Suite #C-12 – 1,924 SF – Office & Warehouse (see Special Note below).

Special Note: Tenant shall be granted possession of the warehouse portion of Suite C-12, comprising 852 SF upon the completion of improvements as set forth below, anticipated to be September 1, 2007. With regards to the office portion of Suite C-12, comprising 1,072 SF, it is anticipated that the existing tenant (Gigacrete) is expected to vacate this space on September 30, 2007 and that the Landlord will need approximately two weeks to complete Tenant’s improvements as set forth below and that the space is anticipated to be ready to Tenant’s occupancy not later than October 15, 2007. Monthly rentals as set forth below have been adjusted based upon these anticipated delivery dates.

5.2

Article 1 of the Rider to Lease; Rental per month to now read:

	#C-4	#C-12		Combined
9/1/07 – 9/30/07 - 1 Mo.	$3,174.00	$	N/C	$3,174.00
10/1/07 – 10/31/07 – 1 Mo.	$3,174.00		$1,138.60	$4,312.60
11/1/07 – 6/30/08 – 8 Mos.	$3,174.00		$2,277.20	$5,451.20
7/1/08 – 6/30/09 – 12 Mos.	$3,253.00		$2,334.92	$5.587.92
7/1/09 – 6/30/10 – 12 Mos.	$3,333.00		$2,392.64	$5.725.64

Note: Rental Tax of 2.15% shall apply to the above rentals and is subject to change. In addition to this Base Rent, Tenant shall also pay the Common Area Expenses including Property Taxes and Insurance as stated in the Lease in Articles 4.02 and 4.05 which payment shall be calculated based upon anticipated delivery dates set forth in Special Note above.

5.3

Tenant Improvements to Suite C-12:

The Landlord, at its expense, shall perform the following in accordance with the plan marked as Exhibit A attached:

•

Apply vinyl tile to warehouse floor; Landlord to use best efforts to match that of the tile installed in the warehouse area of Suite C-4. Landlord shall also rekey the lock.

•

Create office marked as "A" by removing existing wall and reconstructing wall where indicated, and install 2ft sidelight where indicated and patch related carpet voids.

•

Create office marked as "BOO by installing wall where indicated; adding building standard door with lockset, and install 2 ft. sidelight where indicated.

Note: Tenant shall be responsible for their own telecommunication needs. In addition, the Landlord will permit Tenant to have access to the Premises during construction to install said telecommunication systems.

5.4

Security Deposit on C-12:

The Tenant shall deposit with Landlord, a Security Deposit on Suite C-12 in the amount of $3,100.00. Upon execution of this First Amendment, the Tenant shall pay $1,000.00 towards this deposit and the remaining $2,100.00 shall be due on October 15,2007.

5.5

 Renewal Option on C-12:

The renewal provision set forth in the Rider to Lease, item 4, shall also apply to C-12.

5.6

Electrical Charges on C-12:

Suite C-12 is wired to its own electrical meter and breaker box and Tenant is responsible for all charges related to that specific meter. Tenant shall put said meter into its name upon occupancy ofthe office portion ofC-12, anticipated to be October 15, 2007.

All other terms and conditions of said Lease shall remain the same save as to those mentioned above.

IN WITNESS WHEREOF, the Parties hereto have caused these presents to be executed this __ day of August, 2007.

LANDLORD: SCOTTSDALE COMMERCE CENTER, LLC

By:	/s/ Richard Donovan
Richard Donovan
Its Member

TENANT: FIRST RESPONDER PRODUCTS, INC.

By:	/s/ EricJohnson
EricJohnson
President & CEO